MANAGEMENT AGREEMENT FOR EXISTING FACILITIES

     THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this 17th day of February 1997, by and between NEWCARE HEALTH CORPORAT10N (hereinafter called "Owner"), and RENAISSANCE SENIOR LIVING, INC. (hereinafter called "Manager").

     Owner and Manager agree that Manager shall manage the nursing home facilities and retirement facilities listed on Exhibit "A", attached hereto and incorporated herein (the "Facilities"), on the following terms and conditions:

              SECTION ONE: MANAGEMEFIT DUTIES AND OBLIGATIONS

     1.01 Management of Facilities. During the term of this Agreement, Manager shall supervise the management of the Facilities including but not limited to staffing, accounting, billing, collections, setting of rates and charges and general administration. In connection therewith Manager (either directly or through supervision of employees of the Facilities) shall;

          (a) Hire on behalf of Owner and maintain (to the extent such personnel are reasonably available in the community in which the Facilities are located) an adequate staff of nurses, technicians, office and other employees, including an administrator, at wage and salary rates for various job classifications approved from time to time by Owner; and release employees at Manager's discretion.

          (b) Recommend and institute, subject to approval of Owner, appropriate employee benefits. Employee benefits may include pension and profit-sharing plans, insurance benefits, incentive plans for key employees and vacation policies.

          (c) Design and maintain accounting, billing, patient and collection records; prepare and file insurance, Medicaid, Medicare and any and all other necessary or desirable reports and claims related to revenue production.

          (d) Order, supervise and conduct a program of regular maintenance and repair of the Facilities except that physical improvements costing more than $500.00 shall be subject to prior approval of Owner which shall not be unreasonably withheld.

          (e) Purchase supplies, drugs, solutions, equipment, furniture and furnishings on behalf of Owner, except that purchases of items of equip-ment which cost more than $500.00 shall be subject to prior approval of Owner which shall not be unreasonably withheld.

          (f)  Administer and schedule all services of the Facilities.

          (g)  Supervise and provide the operation of food service facilities.

          (h) Provide for the orderly payment (to the extent funds of Owner are available therefore) of accounts payable, employee payroll, taxes and insurance premiums.

          (i) Institute standards and procedures for admitting patients, for charging patients for services, and for collection of charges from ths patients or third parties.

          (j) Advise and assist Owner in obtaining and maintaining adequate insurance coverage with Owner, Manager and such other persons as requested by Owner named as insured for the Facilities. Manager shall advise Owner with regard to the availability, nature and desirable policy limits of insurance coverage for the Facilities, and shall request and receive bids for such coverage.

          (k) Negotiate on behalf of Owner (and in conjunction with Owner's counsel) with any labor union lawfully entitled to represent employees of the Owner who work at the Facilitles, but any collective bargaining agreement of labor contract must be submitted to Owner for approval and execution.

          (l) Make periodic evaluation of the performance of all departments of the Facilltles paying particular attention to those departments where there is an inconsistency between expenditures and budget.

          (m) Estabilsh and maintain books of account using accounts and classifications consistent with those used by Manager at other facilities owned or leased by it or its affiilates.

          (n) Advise and assist Owner in designing an adequate and appropriate public and personnel relations program.

     1.02 Reports to Owner. Manager shall prepare and deliver to Owner monthly financial statements (unaudited) containing a balance sheet and statement of income in reasonable detail, and such monthly financial state-ments will be delivered to Owner within 30 days after the close of each calendar month. Manager shall submit to Owner each 12 months a proposed budget for the operation of the Facilities during the succeeding 12-month period, and shall use its best efforts to operate the Facilitles in accordance with the provisions of the budget submitted to, and approved by Owner. Manager shall submit to Owner each week a vacancy report for the Facilities.

     1.03 Bank Accounts and Working Capital. Manager shall deposit all funds received from the operation of the Facilities in an Operating Account in a bank or banks presently being used by the Facilities or such other banks as are designated from time to time by Manager. Owner shall provide sufficient working capital for the operation of the Facilities and shall make deposits in the Operating Accounts of such working capital from time to time upon the request of Manager. All costs and expenses incurred in the operation of the Facilities shall be paid out of the Operating Accounts. All checks or other document withdrawals must be signed by the Comptroller of Manager or his designate. Deposits may be made by the Comptroller of Manager or his designate.

     1.04 Access to Records and Facilities. The books and records kept by Manager for the Facilities shall be maintained at the Facilities, although Manager shall have the right to maintain copies of such records at its home office for the purpose of providing services under this Agreement. Manager shall make available to Owner, its agents, accountants and attorneys, during normal business hours, all books and records pertaining to the Facilities and Manager shall promptly respond to any questions of Owner with respect to such books and records and shall confer with Owner at all reasonable times, upon request, concerning operation of the Facilities. In addition, Owner shall have access to the Facilities at all reasonable hours for the purpose of examining or inspecting the Facilities.

     1.05 Licenses. (a) Manager shall use its best efforts to manage the Facilities in a manner necessary to maintain all necessary licenses, permits, consents, and approvals from all governmental agencies which have Jurisdiction over the operation of the Facilities Manager shall not assume the liability for any employee action, failure to act or negligence prohibiting the intent of this provision to be met.

          (b) Neither Owner nor Manager shall knowingly take any action which may (1) cause any governmental authority having jurisdiction over the operation of the Facilitles to Institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval, or (2) adversely affect Owner's right to accept and obtain payments under Medicare, Medicaid, or any other public or private medical payment program; however, this Agreement in no way guarantees or warrants that any or all of the above will not or could not occur.

          (c) Manager shall, with the written approval of Owner, have the right to contest by appropriate legal proceedings, diligently conducted in good faith, in the name of the Owner, the validity or application of any law, ordinance, rule, ruling, regulation, order or requirement of any governmental agency having jurisdiction over the operation of similar facilities. Owner, after having given its written approval, shall cooperate with Manager with regard to the contest, and Owner shall pay the reasonable attorney's fees incurred with regard to the contest. Counsel for any such contest shall be mutually selected by Manager and Owner. Manager shall have the right, without the written consent of the Owner, to process all third-party payment claims for the services of the Facilities, including the full right to contest adjustments and denials by governmental agencies (or their fiscal inter-mediaries) as third-party payor.

     1.06 Taxes. Any taxes or other governmental obligations properly imposed on the Facilities are the obligations of the Owner, not of Manager, and shall be paid out of the operating Accounts of the Facilities. With the Owner's written consent, Manager may contest the validity or amount of any such tax or imposition on the Facilities in the same manner as described in
Section 1.05(c).

     1.07 Use of Manager's Personnel.  Manager shall actively utilize
Manager staff specialists in such areas as accounting, auditing, budgeting, computer services, dietary services, housekeeping, industrial engineering, interior design, legal, nursing, personnel, pharmaceutical, purchasing, systems and procedures, and third-party payments for services of facilities in the management of the Facilities when considered desirable by Manager or upon the reasonable request of Owner.

                  SECTION TWO:  TERM AND TERMINATION

     2.01 Term. The term of this Agreement shall commence on February 17, 1997, and shall terminate at Midnight on December 31, 1997, unless earlier terminated by mutual agreement.

                   SECTION THREE:  MANAGEMENT FEE

     3.01 Fee to Manager. During each term of this Agreement the Owner shall pay Manager a monthly fee for each Facility equal to twenty-five percent (25%) of the increase in profit (or decrease in loss) at the facility as compared to the profit (or loss) at the Facility as of December 31, 1996, but in no event shall such fee be greater than six percent (6%) of gross operating revenues of the Facility for that month. For purpose of calculating such fee, the profit for each Facility for the year ended December 31, 1996 is attached as Exhibit "B", incorporated herein.

     3.02 Timing of Payments to Manager. Within twenty (20) days after the end of each month of the term, Manager shall be paid the fee computed in accordance with the provisions of Section 3.01. The amount of such fee shall be calculated on the basis of monthly financial statements regularly prepared by Manager in accordance with Section 1.02 hereof.

                  SECTION FOUR:  COVENANTS OF OWNER

     4.01 Insurance. Owner shall provide and maintain throughout the Term the following insurance with responsible companies naming Owner and Manager (as its interest may appear) as insured thereunder in amounts approved by Manager and Owner.

          (a) public liability insurance and insurance against theft of or damage to patient's property in the Facilities or its Premises;

          (b) workers' compensation, employers' liability or similar insurance as may be required by law;

          (c) insurance against loss or damage to tho Facilities from fire and such other risks and casualties now or hereafter embraced by "Extended Coverage," as well as such other risks and casualties with respect to which insurance is customarily carried for similar facilities;

          (d) business interruption Insurance against loss of income due to the risks insured against under this Section 4.01;

          (e) personal injury liability insurance against claims of bodily injury or death or otherwise arising out of the operations of the Facilities such insurance to afford minimum protection of not less than $1,000,000 in respect to bodily injury or death to any one person;

          (f) such other insurance or additional insurance as Manager and Owner together shall reasonably deem necessary for protection against claims, liabilities and losses arising from the operation or ownership of the Facilities.

     If Owner fails to effect or maintain any such insurance, Owner will indemnify Manager against damage, loss or liability resulting from, all risks for which such Insurance should have been maintained, and Manager may, but shall not be liable for its failure so to do, effect the same as the agent of Owner by taking our poliGies in such insurance companies as may be selected by Manager, running for a period not to exceed one year.

     4.02 Convalescent Services. Owner covenants and agrees that Facilities is and will continue to be a fully licensed nursing home containing the number of licensed beds set forth on the first page of this Agreement. Manager and Owner agree that the services rendered by the Facilities will not, during the term thereof, be changed in any material respect, unless there shall first have been mutual agreement between Manager and Owner to such change.

                      SECTION FIVE:  MISCELLANEOUS

     5.01 Assignment by Manager. Manager shall not assign its rights or obligations under this Agreement without the consent of Owner other than to an entity controlling or controlled by Manager.

     5.02 Assignment by Owner. Owner shall not assign its rights or obligations under this Agreement without the notice to Manager.

     5.03 Blnding on Successors and Assigns. The terms, covenants, con-ditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and assigns, subject to provisions of Section 5.01 and
5.02 above.

     5.04 Negation of Partnership, Joint Venture and Agency. Nothing in this Agreement contained shall constitute or be construed to be or to create a partnership, joint venture or lease between Owner and Manager with respect to the Facilities. The parties intent for the relationship of Manager to Owner under this Agreement to be that of an independent contractor, nor that of an agent. Owner shall not have the power to control the time method or manner of Manager's performance hereunder, Owner shall look solely to the results to be achieved by Manager, and nothing contained herein shall be construed to create a relationship of agency between Manager and Owner.

     5.05 Notices. All notices hereunder by either party to the other shall be in writing. All notices, demands and request shall be deemed given when mailed, postage prepaid, registered, or certified mail, return receipt requested,

            (a)  to Owner:    NewCare Health Corporation
                              ______________________
                              ______________________

            (b)  to Manager:  Renaissance Senior Living, Inc.
                              6000 Lake Forrest Drive, Suite 200
                              Atlanta, Georgia  30328

or to such other address or to such other person as may be designated by notice given from time to time during the term by one pady to the other.

     5.06 Entire Agreement. This Agreement contains the entire agreement between the parties hereto, and no representations or agreements, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect. Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the party to be bound.

     5.07 Governing Law. This Agreement has been executed and delivered in the State of Georgia, all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

     5 08. Captions and Headings. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this Agreement.

     5.09 Disclaimer of Employment of Facilities Employees. No person employed by Owner in operation of the Facilitles will be an employee of Manager, and Manager will have no liability for payment of wages, payroll taxes and other expenses of employment, except that Manager shall have the obligation to exercise reasonable care in its management of the Facilities to properly apply available Facilities funds to the payment of such wages and payroll taxes.

     5.10 Impossibility of Performance. Neither party to this Agreement shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood or storm, strikes or statutory regulation or rule of any federal, state, or local government, or any agency thereof.

     5.11 Non-assumption of Liabilities. Manager shall not, by entering into and porforming this Agreement, become liable for any of the existing or future obligations, liabilities or debts of Owner, and Manager shall not be managing the Facilities assume or become liable for any of the obilgations, debts and liabilities of Owner, and Manager will in its role as manager of the Facilities have only the obligation to exercise reasonable care in its management and handling of the funds generated from the operation of the Facilities.

     5.12 Responsibility for Misconduct of Employees and Other Personnel. Manager will have no liability whatever for damages suffered on account of the dishonosty, willful misconduct or negligence of any employee of the Owner regarding the Facilities in connection with damage or loss directly sustained by it by reason of the dishonesty, willful misconduct and gross negligence of Manager employees in the operation of the Facilities during the term of this Agreement.

     5.13 Rights Cumulative, No Waiver. No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, an each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of any event of default hereunder. The failure of either party hereto to insist at any time upon strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy to be construed as a waiver or relinquishment thereof. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

     5.14  Time of Essence.  Time is of the essence of this Agreement.

     5.15 Invalid or Unenforceable Provisions. If any terms, covenants or conditions of this Agreement or the application thereof to anyp erson or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

     5.16 Counterparts. This Agreement may be executed in several counter-parts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

     5.17 Authorization of Agreement. Manager and owner represent and warrant, each to the other, that this Agreement has been duly authorized by its respective Board of Directors and, if required by law, shareholders; and that this Agreement constitutes a valid and enforceable obligation of Manager and Owner in accordance with its terms.

     5.18 Designation. Owner agrees that, during the term of this Agreement, Manager shall have the right to designate and make public reference to the Facilities as Renaissance managed Facilities.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the day and year first above written.

RENAISSANCE SENIOR LIVING           NEWCARE HEALTH CORPORATION
INC.

By: /s/ Darrell C. Tucker           By: /s/ Ashok Dalal
Its:                                Its: